Exhibit 4.1

                                   FORM OF
                     RESTRICTED STOCK PURCHASE AGREEMENT
                               PURSUANT TO THE
                ZiLOG, INC. 2002 OMNIBUS STOCK INCENTIVE PLAN

         THIS RESTRICTED STOCK PURCHASE AGREEMENT (the "Agreement") is made by and between [Employee Name] ("Purchaser") and ZiLOG, Inc., a Delaware corporation (the "Company"), as of May 15, 2002.

         WHEREAS, Purchaser is currently employed by the Company; and

         WHEREAS, the Company has adopted the ZiLOG, Inc. 2002 Omnibus Stock Incentive Plan (the "Plan"), which provides for awards of restricted stock to selected employees;

         NOW THEREFORE, it is agreed between the parties as set for the below and incorporating the foregoing recitals.

         Any capitalized terms not defined herein shall have their respective meanings set forth in the Plan.

         1. GRANT OF RIGHT TO PURCHASE RESTRICTED STOCK. Company hereby grants to Purchaser the right to purchase shares of restricted stock and Purchaser hereby elects to purchase [M__of_shares] shares, par value $0.01 per share, of the Company's Common Stock ("Shares"), at a purchase price of $0.01 per share, pursuant to and subject to the terms and provisions of the Plan and the Agreement (the "Restricted Stock").

         2. NONTRANSFERABILITY; REPURCHASE RIGHTS. The Purchaser is subject to restrictions against transfer of the Restricted Stock in accordance with the terms set forth in Section 9(d) of the Plan. The Company is hereby granted repurchase rights with respect to the Restricted Stock (the "Repurchase Rights") in accordance with the terms set forth in Section 13(d) of the Plan.

         3. TRANSFER OF SHARES UPON REPURCHASE; ESCROW.

            (a) Purchaser hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to take such steps as may be necessary to cause the transfer of the Shares as to which the repurchase rights have been exercised from Purchaser to the Company.

            (b) To insure the availability for delivery of Purchaser's Shares upon repurchase by the Company pursuant to the Repurchase Rights under
Section 1, Purchaser hereby appoints the Secretary of the Company, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company such Shares, if any, repurchased by the Company pursuant to the Repurchase Rights and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificates representing the Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A. The Shares and stock assignment shall be held by the Secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit B hereto, until the Company exercises its Repurchase Rights, until the Repurchase Rights lapse with respect to such Shares or until such time as this Agreement no longer is in effect. As a further condition to the Company's obligations under this Agreement, the spouse of the Purchaser, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit C. Upon the lapse of Repurchase Rights with respect to the Shares subject to this Agreement, the escrow agent shall promptly deliver to the Purchaser the certificate or certificates representing such Shares in the escrow agent's possession belonging to the Purchaser, and the escrow agent shall be discharged of all further obligations hereunder; provided that the escrow agent shall nevertheless retain such certificate or certificates if so required pursuant to other restrictions imposed pursuant to this Agreement or, in the event that a loan from the Company, Parent or Related Company was extended to the Purchaser with respect to the tax withholding attributable to the Shares of Restricted Stock, until the applicable terms of such loan or portion thereof or the applicable terms of any related pledge agreement have been satisfied.

            (c) The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

            (d) Any purported transfer or sale of the Shares shall be subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and shall acknowledge the same by signing a copy of this Agreement.

         4. OWNERSHIP, VOTING RIGHTS, DUTIES. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein.

         5. LEGENDS. The share certificate or certificates evidencing the Shares subject to restrictions issued hereunder shall be endorsed with the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN THE ZiLOG, INC. 2002 OMNIBUS STOCK INCENTIVE PLAN AND AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.

         6. INVESTMENT REPRESENTATION. In connection with the purchase of the Common Stock, Purchaser represents to the Company that he or she is purchasing or acquiring the Shares for investment and not with a view to resale or distribution to the public.

         7. NO OBLIGATION TO REGISTER RESTRICTED STOCK. The Company shall be under no obligation to register the Restricted Stock pursuant to the Securities Act or any other federal or state securities law.

         8. ADJUSTMENT FOR CHANGE IN CAPITALIZATION. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any Change in Capitalization after the date of this Agreement.

         9. RIGHT OF FIRST REFUSAL PRIOR TO CHANGE OF CONTROL, INITIAL PUBLIC OFFERING OR THIRD ANNIVERSARY OF THE EFFECTIVE DATE. The right of first refusal, which applies until the occurrence of a Change of Control, an Initial Public Offering or the third anniversary of the Effective Date, whichever occurs first, is determined pursuant to Section 13(e) of the Plan.

         10. MARKET STAND-OFF; DRAG-ALONG RIGHTS. The market stand-off and drag along rights provisions are determined pursuant to Sections 13(a) and
(b) respectively, of the Plan.

         11. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by facsimile or first class mail, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission by facsimile to the respective parties named below:

         If to Company:          ZiLOG, Inc.
                                 532 Race Street
                                 San Jose, CA 95126
                                 Facsimile: (408) 558-8925
                                 Attn:  Corporate Secretary


         If to the Purchaser:


                                 Facsimile:


Either party hereto may change such party's address for notices by notice duly given pursuant hereto.

         12. SURVIVAL OF TERMS. This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

         13. PROTECTIONS AGAINST VIOLATIONS OF AGREEMENT. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Shares by any holder thereof in violation of the provisions of the Plan, this Agreement or the Certificate of Incorporation or the By-Laws of the Company, will be valid, and the Company will not transfer any of said Shares on its books nor will any of said Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

         14. WITHHOLDING TAXES. The tax withholding provisions are determined pursuant to Section 12 of the Plan.

         15. SECTION 83(b) ELECTION. The Purchaser hereby acknowledges that he has been informed that, with respect to the grant of Restricted Stock, an election may be filed by the Purchaser with the Internal Revenue Service, within 30 days of the Date of Grant, electing pursuant to Section 83(b) of the Code to be taxed currently on the fair market value of the unvested Shares of Restricted Stock on the Date of Grant. A form of such election is attached hereto as Exhibit D.

         THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO TIMELY FILE THE ELECTION UNDER
SECTION 83(b) OF THE CODE, EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE PURCHASER'S BEHALF.

         16. REPRESENTATIONS. Purchaser has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

         17. FAILURE TO ENFORCE NOT A WAIVER. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

         18. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

         19. INCORPORATION OF PLAN. The Plan is hereby incorporated by reference and made a part hereof and this Agreement shall be subject to all terms and conditions of the Plan.

         20. AMENDMENTS. This Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

         21. AGREEMENT NOT A CONTRACT OF EMPLOYMENT. Neither this Agreement nor any other action taken pursuant to this Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that the Purchaser has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company, any Parent or Related Company for any period of time or at any specific rate of compensation.

         22. AUTHORITY OF THE COMMITTEE. The Committee shall have full authority to interpret and construe the terms of this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

         Waiver for Restricted Stock Agreements. By executing the Agreement, the Participant hereby acknowledges and agrees that the Restricted Stock granted pursuant to the Agreement is in full satisfaction of any awards of restricted stock granted by the Committee to the Participant under the Plan and that the Participant is not due any additional shares of restricted stock under the Plan. The Participant hereby voluntarily and knowingly waives all claims against the Company or the Committee to any additional shares of restricted stock under the Plan.

         Purchaser represents that he has read this Agreement and is familiar with its terms and provisions. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

         IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

PURCHASER:                                   ZiLOG, INC.


----------------------------                 --------------------------------
Signature                                    By

[Employee Name]
--------------------------------             --------------------------------
Print Name                                   Title


--------------------------------
Social Security Number



--------------------------------
Residence Address

                                  EXHIBIT A
                                  ---------

                     ASSIGNMENT SEPARATE FROM CERTIFICATE
                     ------------------------------------


         FOR VALUE RECEIVED, [Employee_Name] (the "Purchaser") hereby sells, assigns and transfers unto ZiLOG, Inc., a Delaware corporation (the "Company"), [M__of_shares] shares of Company's common stock, $0.01 par value (the "Shares"), standing in Purchaser's name on the books of said corporation represented a book entry position on the books of the Company's transfer agent and does hereby irrevocably constitute and appoint the Secretary of the Company to transfer the said stock on the books of the Company with full power of substitution in the premises.

         This Assignment Separate from Certificate may be used only in accordance with the Restricted Stock Purchase Agreement (the "Agreement") of the Company and the undersigned dated May 15, 2002.


Dated:_______________, ____         Signature:____________________________







INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this Assignment Separate from Certificate is to enable the Company to exercise its "Repurchase Right," as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

                                  EXHIBIT B
                                  ---------

                          JOINT ESCROW INSTRUCTIONS
                          -------------------------


                                                                 May 15, 2002

ZiLOG, Inc.
532 Race Street
San Jose, CA 95126

Attention:  Corporate Secretary

Dear [Employee Name]:

      As Escrow Agent for both ZiLOG, Inc., a Delaware corporation (the "Company"), and [Employee Name] ("Purchaser") of the Company's common stock, $0.01 par value per share (the "Shares") you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement between the Company and Purchaser, dated May 15, 2002 (the "Agreement"), in accordance with the following instructions:

1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") exercises the Company's Repurchase Right set forth in the Agreement (the "Repurchase Right"), the Company shall give to Purchaser and to you a written notice specifying the number of Shares to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the Assignment Separate From Certificate necessary for the transfer in question, (b) to fill in the number of Shares being transferred, and (c) to deliver same, together with the certificate evidencing the Shares to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price for the number of Shares purchased pursuant to the exercise of the Company's Repurchase Right.

3. Purchaser hereby irrevocably authorizes the Company to deposit with you any certificates evidencing the Shares to be held by you hereunder and any additions and substitutions to said Shares as set forth in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated, including but not limited to, the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the Shares. Subject to the provisions of this Section 3, Purchaser shall exercise all rights and privileges of a shareholder of the Company while the stock is being held by you.

4. Upon written request of the Purchaser, unless the Company's Repurchase Right has been exercised, you will deliver to Purchaser a certificate or certificates representing the aggregate number of Shares that are not then subject to the Company's Repurchase Right. Within 120 days after Purchaser's termination of employment or service with the Company or any Parent or Related Company (each, as defined in the Company's 2002 Omnibus Stock Incentive Plan), you will deliver to Purchaser, or Purchaser's representative, as the case may be, a certificate or certificates representing the aggregate number of Shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company's Repurchase Right.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary and proper to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. All notices and other communications under these Joint Escrow Instructions shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties named below at the following addresses or at such other addresses as a party may designate by ten day's advance written notice to each of the other parties hereto:

         If to Company:             ZiLOG, Inc.
                                    532 Race Street
                                    San Jose, CA 95126
                                    Facsimile: (408) 558-8925
                                                             -
                                    Attn: Corporate Secretary

         If to the Purchaser:


                                    Facsimile:



         If to the Escrow Agent:
                                    ZiLOG, Inc.
                                    532 Race Street
                                    San Jose, CA 95126
                                    Facsimile: (408) 558-8925
                                    Attn:  Corporate Secretary

16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18. These Joint Escrow Instructions shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

PURCHASER:                                           ZiLOG, INC.


----------------------------                --------------------------------
Signature                                   By

----------------------------                --------------------------------
Print Name                                  Title


----------------------------
----------------------------
Residence Address


ESCROW AGENT

Daniel Jochnowitz
-----------------
Corporate Secretary

                                  EXHIBIT C
                                  ---------

                              CONSENT OF SPOUSE
                              -----------------


         I, _______________, spouse of [______________], have read and hereby approve the Restricted Stock Purchase Agreement by and between [______________] and ZiLOG, Inc. (the "Company"), dated May 15, 2002 (the "Agreement"). In consideration of the granting of the right to my spouse to purchase shares, $0.01 par value per share ("Shares"), as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any Shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.


Dated:_______________, ___          Signature:______________________

                                  EXHIBIT D
                                  ---------
                         ELECTION UNDER SECTION 83(b)
                         ----------------------------
                     OF THE INTERNAL REVENUE CODE OF 1986
                     ------------------------------------

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below:

1. The name address, taxpayer identification number and taxable year of the undersigned are as follows:

       NAME OF TAXPAYER: __________________________________________________

       NAME OF SPOUSE: ____________________________________________________

       ADDRESS: ___________________________________________________________

       IDENTIFICATION NO. OF TAXPAYER: ____________________________________

       IDENTIFICATION NO. OF SPOUSE: ______________________________________

       TAXABLE YEAR: _______________________

2. The property with respect to which the election is made is described as follows: _______ shares (the "Shares") of the Common Stock of ZiLOG, Inc. (the "Company").

3.     The date on which the property was transferred is: __________, 20__.

4.     The property is subject to the following restrictions:

       The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions in such agreement.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $ ______________.

6.     The amount (if any) paid for such property is: $ ______________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

THE UNDERSIGNED UNDERSTANDS THAT THE FOREGOING ELECTION MAY NOT BE REVOKED EXCEPT WITH THE CONSENT OF THE COMMISSIONER.


Dated: _________________, 200_                   _______________________________
                                                 Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: _________________, 200_                   _______________________________
                                                 Spouse of Taxpayer